For period ending November 30, 2011
File number 811-8765
Exhibit 77O

FORM 10f-3FUND: Managed High Yield Plus Fund Inc.
Name of Adviser or Sub-Adviser UBS Global Asset Management
(Americas) Inc.
1.	Issuer: Chrysler GP/CG Co-Issuer 8% due 06/15/2019
2.	Date of Purchase: May 19, 2011  3.  Date offering commenced: May
19, 2011
4.	Underwriters from whom purchased:  Bank of America Sec. LLC
5.	Affiliated Underwriter managing or participating in syndicate:
UBS Investment Bank
6.	Aggregate principal amount or number of shares purchased:
$10,000,000.00 (Firmwide)
7.	Aggregate principal amount or total number of shares of offering:
$1,500,000,000.00
8.	Purchase price (net of fees and expenses): $100.00
9.	Initial public offering price:  $100.00
10.	Commission, spread or profit:  1.25%
11.  Have the following conditions been satisfied?        YES      NO
a.	The securities are sold in an offering exempt
from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulation
D.
                                                           X

b.    The securities are sold to persons
reasonably believed to be qualified
institutional buyers (QIBS).
                                                           X

c. The securities are reasonably believed to be eligible for resale to other QIBs
                                                           X

d. The securities were purchased prior to the end of the first day on which any sales are made (or if a rights offering, the securities were purchased on or before the fourth day preceding on which the offering terminated.)
                                                           X

e. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
                                                           X

f.    The underwriting was a firm commitment
underwriting.
	                                                   X

g    The commission, spread, or profit was
reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
	                                                   X

h.    The issuer of the securities and any
predecessor has been in continuous operation for not less than three years.
	                                                   X

i. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed
25% of the principal amount of the offering.
	                                                   X

j. No Affiliated Underwriter benefited directly or indirectly from the purchase.
	                                                   X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Craig G. Ellinger			Date:  June 16, 2011
Name:       Craig G. Ellinger


For period ending November 30, 2011
File number 811-8765
Exhibit 77O

FORM 10f-3FUND: Managed High Yield Plus Fund Inc.
Name of Adviser or Sub-Adviser UBS Global Asset Management
(Americas) Inc.
1.	Issuer: Linn Energy LLC/Fin Corpo 6.5% due 05/15/2019
2.	Date of Purchase: May 10, 2011	3.  Date offering commenced: May 10, 2011
4.	Underwriters from whom purchased:  Citigroup Global Markets
Holdings
5.	Affiliated Underwriter managing or participating in syndicate:
UBS Investment Bank
6.	Aggregate principal amount or number of shares purchased:
$1,974,640.00
7.	Aggregate principal amount or total number of shares of offering:
$744,240,000.00
8.	Purchase price (net of fees and expenses): $99.232
9.	Initial public offering price:  $99.232
10.	Commission, spread or profit:  1.875%
11.  Have the following conditions been satisfied?           YES        NO
a.	The securities are sold in an offering exempt
from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulation
D.
                                                              X

b.    The securities are sold to persons
reasonably believed to be qualified
institutional buyers (QIBS).
                                                              X

c. The securities are reasonably believed to be eligible for resale to other QIBs
                                                              X

d. The securities were purchased prior to the end of the first day on which any sales are made
(or if a rights offering, the securities were purchased on or before the fourth day preceding on which the offering terminated.)
                                                               X

e. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
	                                                       X

f.    The underwriting was a firm commitment
underwriting.
	                                                       X

g    The commission, spread, or profit was
reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
	                                                       X

h.    The issuer of the securities and any
predecessor has been in continuous operation for not less than three years.
	                                                       X

i. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed
25% of the principal amount of the offering.
	                                                       X

j. No Affiliated Underwriter benefited directly or indirectly from the purchase.
	X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Matthew A. Iannucci			Date:  May
20, 2011
Name:       Matthew A. Iannucci